SOLICITATION MEMORANDUM DATED 13 JULY 2012

THIS SOLICITATION MEMORANDUM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

This document contains important information which should be read carefully before any decision is made in respect of these proposals. If you are in doubt about any aspect of these proposals and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or other professional adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent professional adviser.

This Solicitation Memorandum is addressed only to holders of the Bonds who are persons to whom it may otherwise be lawful to distribute it ("relevant persons"). It is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Solicitation Memorandum relates is available only to relevant persons and will be engaged in only with relevant persons. This Solicitation Memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons.

Unless otherwise defined herein or the context otherwise requires, capitalised expressions used in this Solicitation Memorandum shall have the meanings set out under "Definitions" herein.

Solicitation Memorandum relating to the Proposals by

Controlinveste International Finance
(incorporated under the laws of Luxembourg as a public limited liability company (société anonyme), with registered office at 37 rue d'Anvers, L-1130 Luxembourg)
with respect to the
€224,000,000 3 per cent. Secured Guaranteed Exchangeable Bonds due 2015
(the "Bonds")
of
Controlinveste International Finance (the "Issuer")
and guaranteed by
Banco Comercial Português, S.A. acting through Sucursal Financeira Internacional (the "Guarantor") and exchangeable into Exchange Property initially comprising Shares of Portugal Telecom, SGPS, S.A.

The Issuer is seeking approval by Extraordinary Resolution of the Bondholders to (i) certain amendments of the Conditions and to the Trust Deed, (ii) waive certain Conditions, (iii) release amounts from Security and from the Cash Account and (iv) authorise the Trustee to enter into certain documents, in each case to effect the Proposals, as more fully described in this Solicitation Memorandum (see "The Proposals" herein).

The terms of, and the procedures relating to, the Proposals are set out in this Solicitation Memorandum and in the Trust Deed. The Issuer may elect at any time prior to 5.00 p.m. (London time) on 3 August 2012 (the "Expiration Time") to amend or vary the terms of, and the procedures relating to, the Proposals. The notice (the "Notice of Meeting") convening a meeting of the Bondholders on 6 August 2012 at Linklaters LLP, One Silk Street, London EC2Y 8HQ, at which the Extraordinary Resolution to approve the Proposals and their implementation will be considered and, if thought fit, passed, was delivered on 13 July 2012 to the Clearing Systems for communication to accountholders in accordance with the terms and conditions of the Bonds. A copy of the Notice of Meeting is set out in this Solicitation Memorandum (see the Schedule hereto). Bondholders who do not wish to attend the Meeting but who wish to vote must take action prior to 5.00 p.m. (London time) on 3 August 2012.

In relation to the delivery or revocation of Electronic Voting Instructions, in each case, through the Clearing Systems, Bondholders holding Bonds in Euroclear or Clearstream, Luxembourg should note the particular practice of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Only direct accountholders in Euroclear or Clearstream, Luxembourg may deliver Electronic Voting Instructions. Bondholders who are not direct accountholders in Euroclear or Clearstream, Luxembourg should arrange for the accountholder through which they hold their Bonds to deliver an Electronic Voting Instruction on their behalf to the relevant Clearing System as more particularly described herein under "Procedures in Connection with the Consent Solicitation - Procedure for delivering Electronic Voting Instructions".

Bondholders who have not submitted or delivered or arranged for the submission or delivery of an Electronic Voting Instruction as provided above but who wish to attend and vote at the Meeting may do so in accordance with the voting and quorum procedures set out, as applicable, in the schedule to this Solicitation Memorandum "Form of Notice of Meeting" herein and Schedule 3 to the Trust Deed.

Bondholders are urged to deliver (or procure delivery of) valid Electronic Voting Instructions through the Clearing Systems in accordance with the procedures of, and within the time limit specified by, the Clearing Systems for receipt by the Tabulation Agent no later than the Expiration Time.

Bondholders should note that Electronic Voting Instructions given in respect of the Meeting shall remain valid for any adjourned Meeting unless validly revoked.

Subject to applicable law and the provisions of Schedule 3 of the Trust Deed, those Bondholders who submit (or procure the submission of) Electronic Voting Instructions prior to the Expiration Time will not be able to revoke or amend such instructions at any time after the Expiration Time. During the period commencing on the Expiration Time and ending at the conclusion of the Meeting, Bondholders will not be able to submit or deliver Electronic Voting Instructions. If the Meeting is adjourned, then during the period commencing on the Adjournment Instruction Deadline and ending at the conclusion of the adjourned Meeting, Bondholders will not be able to submit Electronic Voting Instructions. Bondholders who have not already delivered Electronic Voting Instructions prior to the Expiration Time may submit Electronic Voting Instructions during the period commencing on the conclusion of the original Meeting and ending on the Adjournment Instruction Deadline.

Bondholders having questions regarding this Solicitation Memorandum may contact the Solicitation Agents at Credit Suisse Securities (Europe) Limited: attention Liability Management on +44 (0)20 7883 8763 or by e-mail at liability.management@credit-suisse.com and Banco Comercial Português, S.A.: attention Debt Capital Markets Desk on +351 21 721 31 20 or by e-mail at dmc.rf@millenniumbcp.pt. Questions or requests for assistance in connection with voting at the Meeting and/or the delivery of Electronic Voting Instructions may be directed to Citibank N.A., London Branch as the Tabulation Agent on +44 (0)20 7508 3867 or by e-mail at exchange.gats@citi.com.

Solicitation Agents

Credit Suisse	Millennium BCP

The Issuer accepts responsibility for the information contained in the Solicitation Memorandum. To the best of the Issuer's knowledge and belief, the information contained in this Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

In accordance with normal practice, the Trustee has not been involved in the formulation of the Proposals outlined in this Solicitation Memorandum and the Trustee expresses no opinion on the merits of the Proposals or the Extraordinary Resolution but on the basis of the information contained in the Solicitation Memorandum the Trustee has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Bondholders for their consideration. The Trustee recommends that Bondholders who are unsure of the impact of the Proposals and the Extraordinary Resolution should take their own independent financial, legal and tax advice on the merits and on the consequences of voting in favour of or against or taking no action in respect of the Extraordinary Resolution, including any tax consequences. The Trustee is not responsible for the accuracy, completeness, validity or correctness of the statements made in the Solicitation Memorandum or omissions therefrom.

The delivery of this Solicitation Memorandum shall not under any circumstances create any implication that the information contained in this Solicitation Memorandum is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth in this Solicitation Memorandum or in the affairs of the Issuer.

None of the Solicitation Agents, the Tabulation Agent or the Trustee has independently verified, or assumes any responsibility for, the accuracy of the information and statements contained in this Solicitation Memorandum.

None of the Solicitation Agents, the Tabulation Agent or the Trustee (or their respective directors, officers, employees, agents or affiliates) makes any representations or recommendations whatsoever regarding this Solicitation Memorandum, or any document prepared in connection with it, the Proposals, the Extraordinary Resolution or the Consent Solicitation.

The Solicitation Agents and the Tabulation Agent owe no duty to any Bondholder. Each Bondholder should take their own independent advice and is solely responsible for making its own independent appraisal of all matters (including the Consent Solicitation, the Extraordinary Resolution and the Proposals including, without limitation, the tax consequences thereof for the Bondholder) as such Bondholder deems appropriate in evaluating, and each Bondholder must make its own decision as to whether to consent to the relevant proposals.

This Solicitation Memorandum does not constitute or form part of, and should not be construed as, an offer for sale or subscription of, or a solicitation of any offer to buy or subscribe for, any securities of the Issuer or any other entity. The distribution of this Solicitation Memorandum may nonetheless be restricted by law in certain jurisdictions. Persons into whose possession this Solicitation Memorandum comes are required by the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent and the Tabulation Agent to inform themselves about, and to observe, any such restrictions. This Solicitation Memorandum does not constitute a solicitation in any circumstances in which such solicitation is unlawful. None of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent or the Tabulation Agent will incur any liability for its own failure or the failure of any other person or persons to comply with the provisions of any such restrictions.

This Consent Solicitation involves the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Issuer and some or all of its officers and directors are residents of a non-U.S. country. You may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court's judgment.

The Issuer may be relying on an exemption from the registration requirements of the United States Securities Act of 1933 (the "Securities Act") provided by Rule 802 thereunder and, accordingly, neither the Consent Solicitation nor any offer of Bonds have been or will be registered with the United States Securities and Exchange Commission. The Bonds have not been and will not be registered under the Securities Act or the securities law of any state or the jurisdiction of the United States.

No person has been authorised to make any recommendation on behalf of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent or the Tabulation Agent as to whether or how the Bondholders should vote pursuant to the Proposals. No person has been authorised to give any information, or to make any representation in connection therewith, other than those contained herein. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorised by the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent or the Tabulation Agent.

This Solicitation Memorandum is issued and directed only to the Bondholders and no other person (except the Trustee) shall, or is entitled to, rely or act on, or be able to rely or act on, its contents, and it should not be relied upon by any Bondholder for any purpose other than the Consent Solicitation.

The Solicitation Agents are not acting for any Bondholders and will not be responsible pursuant to the solicitation agency agreement dated 13 July 2012 for giving advice or other investment services in relation to the Consent Solicitation to any party in relation to the Consent Solicitation or the Proposals.

The Solicitation Agents and/or their respective affiliates may, to the extent permitted by applicable law, have or hold a position in the Bonds and the Solicitation Agents and/or their respective affiliates may, to the extent permitted by applicable law, make or continue to make a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Bonds.

The Solicitation Agents and the Tabulation Agent and/or their respective affiliates are entitled to hold positions in the Bonds either for their own account or for the account, directly or indirectly, of third parties. Bondholders are informed by the Solicitation Agents that the Solicitation Agents and/or their respective affiliates may hold significant positions in the Bonds. The Solicitation Agents and/or their respective affiliates are entitled to continue to hold or dispose of, in any manner they may elect, any Bonds that they may hold as at the date of this Solicitation Memorandum and Credit Suisse is entitled, from such date, to acquire further Bonds, subject to applicable law and the Solicitation Agents may or may not submit or deliver valid Electronic Voting Instructions in respect of such Bonds. No such submission or non-submission by the Solicitation Agents or the Tabulation Agent should be taken by any Bondholder or any other person as any recommendation or otherwise by the Solicitation Agents or the Tabulation Agent, as the case may be, as to the merits of participating or not participating in the Consent Solicitation.

Each person receiving this Solicitation Memorandum is deemed to acknowledge that such person has not relied on the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent or the Tabulation Agent in connection with its decision on how or whether to vote in relation to the Extraordinary Resolution. Each such person must make its own analysis and investigation regarding the Proposals and make its own voting decision, with particular reference to its own investment objectives and experience, and any other factors which may be relevant to it in connection with such voting decision. If such person is in any doubt about any aspect of the Proposals and/or the action it should take, it should consult its professional advisers.

Bondholders with any questions on the Consent Solicitation or the Proposals should contact the Solicitation Agents for further information.

Notwithstanding the Proposals, the Bonds may continue to be traded, save that Bonds which are the subject of an Electronic Voting Instruction will be blocked by Euroclear or Clearstream, Luxembourg as the case may be, in accordance with their procedures and the terms set out in this Solicitation Memorandum.

All references in this Solicitation Memorandum to "euro", "EUR" or "€" refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

THE PROPOSALS

1	The Proposals

The Issuer is seeking approval by way of Extraordinary Resolution of the Bondholders, pursuant to Schedule 3 of the Trust Deed, to (a) decrease the aggregate principal amount of the Bonds on a pro–rata basis, from €224,000,000 to €186,188,800 by decreasing the Authorised Denomination and principal amount of each Bond from €50,000 to €41,560 per Bond, (b) decrease the rate of interest in respect of the Bonds from 3 per cent. per annum to 2.75 per cent. per annum (the "New Interest Rate"), with effect from the period from (and including) the Interest Payment Date falling on 28 January 2013, (c) make a payment to Bondholders of the Redemption Proceeds and the Accrued Interest Amount, (d) modify the definition of Dividend Swap in Condition 6, (e) waive Condition 3(b)(1)(xii) to permit amendment of the Transaction Documents to reflect the proposals described in this Solicitation Memorandum, (f) waive Condition 3(b)(1)(xii) to permit amendments to the Dividend Swap to reflect the proposals described in this Solicitation Memorandum, (g) authorise the Issuer and the Trustee to (i) permit the release from the Security of, and (ii) direct the Custodian Bank to release from the Cash Account, an amount in cash equal to the Cash Account Release Amount (h) authorise the Issuer to enter into the Dividend Swap Amendment and Restatement Agreement and the Supplemental Trust Deed, and (i) authorise, instruct and direct the Trustee to enter into the Supplemental Trust Deed to effect the Proposals, all as more fully described below.

If approved and implemented, the Extraordinary Resolution would result in a holder who (prior to the Amendment Date) held €50,000 in nominal amount of Bonds, after the Amendment Date, (i) holding €41,560 in nominal amount of Bonds, (ii) receiving €8,440 in cash as the redemption proceeds of the reduction of the nominal value of the Bonds plus accrued and unpaid interest to but excluding the Settlement Date (at the rate of 3 per cent. per annum) on such €8,440 nominal value of Bonds, (iii) receiving in the period from (and including) the Interest Payment Date falling on 28 January 2012 to (but excluding) the Interest Payment Date falling on 28 January 2013 an annual coupon on the reduced nominal amount of the Bonds of 3.00 per cent. and, (iii) receiving in the period from (and including) the Interest Payment Date falling on 28 January 2013 a reduced annual coupon on the reduced nominal amount of the Bonds of the New Interest Rate.

Assuming the passing of the Extraordinary Resolution, the Proposals will be binding on all Bondholders, including those Bondholders who do not consent to the Proposals or do not vote at the Meeting (or any adjourned Meeting).

2	Amendment Condition and Settlement Date

Each of (a) the decrease in the aggregate principal amount of the Bonds on a pro–rata basis, from €224,000,000 to €186,188,800 and the decrease in the Authorised Denomination and principal amount of each Bond from €50,000 to €41,560 per Bond and (b) the decrease in the rate of interest in respect of the Bonds from 3 per cent. per annum to the New Interest Rate, is conditional on payment being made by the Issuer on the Settlement Date of the Accrued Interest Amount and Redemption Proceeds in immediately available funds delivered to the Clearing Systems for payment to the cash accounts of the relevant Bondholders in the Clearing Systems (the "Amendment Condition"). The Issuer will announce satisfaction of the Amendment Condition as soon as practicable thereafter.

If the Amendment Condition is not satisfied, the amendments to the Conditions described in paragraphs (a) and (b) above shall not take effect. For the avoidance of doubt, none of the other amendments, waivers and authorisations forming part of the Extraordinary Resolution shall be conditional on the satisfaction of the Amendment Condition.

3	Background to the Proposals

The Conditions include anti-dilution provisions pursuant to which, inter alia, cash shall be included as part of the Exchange Property. In particular, since the date of issue, Condition 9(b)(iii)(B), the anti-dilution provision with respect to Capital Distributions has been triggered repeatedly. This has resulted in the inclusion of cash amounts to the Exchange Property. As at the date of this Solicitation Memorandum, the Bonds trade out-of-the money, such that the current aggregate value of the Exchange Property is significantly less than the value at which an investor would likely exercise its Exchange Right. With effect from the Amendment Date, the Exchange Property will comprise 20,419,325 Portugal Telecom Shares and such cash amount as shall be notified to the Bondholders by the Issuer on the Amendment Date, such that on the exercise of Exchange Rights, Bondholders will initially be entitled to receive 4,557.8851 Portugal Telecom Shares for each €41,560 principal amount of Bonds (equivalent to an initial exchange price of €9.118264 per Portugal Telecom Share), subject to adjustment pursuant to the Conditions.

4	Proposed Amendments, Waivers and Authorisations

4.1	Amendments and Waivers to the Terms and Conditions of the Bonds

For the reasons described above under "Background to the Proposals", the Issuer is seeking the consent by Extraordinary Resolution of the Bondholders or Beneficial Owners to:

4.1.1	modify the Conditions as follows:

(a)
the decrease of the rate of interest in respect of the Bonds as provided in Condition 7 from 3 per cent. per annum to the New Interest Rate from (and including) the Interest Payment Date falling on 28 January 2013;

(b)
the pro-rata redemption of 16.88 per cent., being €37,811,200, in aggregate principal amount of the Bonds to be effected by a pro-rata reduction in the principal amount and Authorised Denomination of each Bond from €50,000 per Bond to €41,560 per Bond (representing the redemption of 16.88 per cent. of the principal amount of each Bond); and

(c)	the deletion in its entirety of the current definition of "Dividend Swap" from Condition 6 and its replacement with the following new definition:

""Dividend Swap" means the dividend swap dated 28 January 2010 and amended with effect from the Amendment Date between the Issuer and Controlinveste pursuant to which the Issuer has agreed to pay to Controlinveste amounts ("Party B Interim Exchange Amounts") equal to any Retained Distribution Amounts received by the Issuer in any Relevant Year (except in respect of any Cash Dividends paid on or after 28 January 2014) and Controlinveste has agreed to pay to the Issuer amounts (the "Party A Fixed Amounts") equal to the amount of interest payable under these Conditions on the relevant Bond Interest Payment Date, but excluding any interest payable on the Interest Payment Date falling on the Maturity Date;"

The modifications in subparagraphs (a) and (b) above shall be conditional on the satisfaction of the Amendment Condition as set out in – "The Proposals – Amendment Condition and Settlement Date" and such Amendment Condition may not be waived by the Issuer;

4.1.2	the waiver of:

(a)
Condition 3(b)(1)(xii) to permit the amendment of certain of the Transaction Documents and consent to any variation of, or exercise of any powers of consent or waiver pursuant to such Transaction Documents, or permit a party to such Transaction Documents, or any other person, whose obligations form part of the Security to be released from such obligations to effect the Proposals; and

(b)
Condition 3(b)(1)(xii), to permit the amendment of the Dividend Swap to (i) provide for the payment by Controlinveste of an amount in EUR equal to the Accrued Interest Amount, prior to the Settlement Date; and (ii) to modify the definition of Party B Interim Exchange Amount so that it is an amount in EUR equal to any Cash Dividends received by Party B (as defined in the Dividend Swap), if and to the extent that such Cash Dividends do not constitute a Capital Distribution, as more fully described in the Dividend Swap Amendment and Restatement Agreement; and

4.1.3	the authorisation of:

(a)
the Issuer and the Trustee to (i) permit the release from the Security of, and (ii) direct the Custodian Bank to release from the Cash Account, an amount in cash equal to the Cash Account Release Amount;

(b)	the Issuer to enter into the Dividend Swap Amended and Restated Agreement in order to effect the amendments to the Dividend Swap, and the Supplemental Trust Deed in order to effect the Proposals; and

(c)	the Trustee to enter into the Supplemental Trust Deed in order to effect the Proposals.

5	Consent Solicitation

Submission of Instructions

The submission of an Electronic Voting Instruction, which is not validly revoked, will automatically instruct the Principal Paying, Transfer and Exchange Agent to appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in respect of the Extraordinary Resolution in respect of the Bonds which are the subject of the relevant Electronic Voting Instruction.

Bondholders are urged to deliver valid Electronic Voting Instructions through the Clearing Systems in accordance with the procedures of, and within the time limits specified by, the Clearing Systems for receipt no later than the Expiration Time.

Each Bondholder submitting an Electronic Voting Instruction must also procure that Euroclear or Clearstream, Luxembourg blocks the Bonds which are the subject of such Electronic Voting Instruction, as applicable. By blocking its Bonds in the relevant Clearing System, each Bondholder and Beneficial Owner will be deemed to consent to the relevant Clearing System providing details concerning such Bondholder's identity to the Issuer, the Solicitation Agents, the Tabulation Agent and their respective legal advisers.

Bondholders should note that Electronic Voting Instructions given in respect of the Meeting shall remain valid for any adjourned Meeting unless validly revoked in accordance with the procedures of, and within the time limits specified by, the Clearing Systems and the Trust Deed for receipt no later than the Expiration Time.

Subject to applicable law and the provisions of Schedule 3 of the Trust Deed and subject in each case as provided herein, those Bondholders who submit Electronic Voting Instructions prior to the Expiration Time, will not be able to revoke or amend such instructions at any time after the Expiration Time. During the period commencing on the Expiration Time and ending at the conclusion of the Meeting, Bondholders will not be able to submit Electronic Voting Instructions. If such Meeting is an adjourned Meeting, then during the period commencing on the Adjournment Instruction Deadline and ending at the conclusion of the adjourned Meeting, Bondholders will not be able to submit Electronic Voting Instructions. Bondholders who have not already delivered Electronic Voting Instructions prior to the Expiration Time may submit Electronic Voting Instructions during the period commencing on the adjournment of the original Meeting and ending on the Adjournment Instruction Deadline.

The Meeting will, if the Extraordinary Resolution is passed, assent to the implementation of the Proposals by (i) modification and/or waiver of the Conditions, (ii) release from Security and from the Cash Account the Cash Account Release Amount and (iii) authorisation of the Issuer to enter into the Dividend Swap Amendment and Restatement Agreement and the Supplemental Trust Deed and (iv) authorisation, direction and instruction of the Trustee to enter into the Supplemental Trust Deed, in order to effect the Proposals, each as described above and authorise and request the Issuer to execute and deliver the amendments to the Trust Deed to effect the modifications to the Conditions described above, and to any consequential modifications thereto as the Trustee shall approve to give effect to such Extraordinary Resolution.

A copy of each of the Trust Deed, the Paying, Transfer and Exchange Agency Agreement, the Deed of Guarantee, the Dividend Swap Agreement and the Pledge Agreement, relating to the issue of the Bonds and the current draft of the Supplemental Trust Deed and the Dividend Swap Amendment and Restatement Agreement will be available for inspection at the specified office in London of the Tabulation Agent during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this Solicitation Memorandum up to and including the date of the Meeting (and any adjourned Meeting) (and for 15 minutes prior thereto) and will be available for inspection at the Meeting (and any adjourned Meeting).

EXPECTED TIMETABLE OF EVENTS

The times and dates below (other than the time and date of the Meeting) are indicative only. Subject to applicable laws, the provisions of Schedule 3 of the Trust Deed and subject in each case as provided herein, the Expiration Time is subject to changes. Accordingly, the actual timetable may differ significantly from the expected timetable set out below.

The timetable assumes that no adjourned Meeting is required to be convened. If the Meeting is adjourned (for example, for want of a quorum) the notice, quorum and other requirements applicable to an adjourned meeting in the Bondholder Meeting Provisions will be complied with.

All references to times throughout this Solicitation Memorandum are to London time unless otherwise stated, and any announcements or notifications to be made to Bondholders arising out of or in connection with the Proposals, the Meeting or the Extraordinary Resolution shall be made as soon as is reasonably practicable after the event giving rise to the announcement or notification by the Issuer in accordance with the provisions of the Trust Deed and the Bonds.

All notices to Bondholders will be given by delivery through the Clearing Systems.

Event	Date
Announcement of Proposals and Notice of Meeting given to Bondholders through the Clearing Systems.	13 July 2012

Solicitation Memorandum and draft Supplemental Trust Deed and the Dividend Swap Amendment and Restatement Agreement to be made available at the specified office of the Tabulation Agent (copies of which are obtainable by Bondholders upon request, free of charge).
13 July 2012

Expiration Time: Latest time and date for (i) delivery and receipt of valid Electronic Voting Instructions through the Clearing Systems (such Electronic Voting Instructions are irrevocable from this date) and (ii) obtaining a form of proxy from the Principal Paying, Transfer and Exchange Agent and for the issuance or revocation of a voting instruction given other than by way of an Electronic Voting Instruction.
5.00 p.m. (London time) on 3 August 2012

Time and date of the Meeting.	5.00 p.m. (London time) on 6 August 2012

Notice of results of the Meeting to be given to Bondholders through the Clearing Systems.	Promptly following the Meeting

If the Extraordinary Resolution is passed at the Meeting:

Execution of the Supplemental Trust Deed and the Dividend Swap Amendment and Restatement Agreement.	On the Amendment Date which is expected to be on or about 7 August 2012

Settlement Date	On or about 9 August 2012

Bondholders or Beneficial Owners are advised to check with the bank, securities broker, Clearing System or other intermediary through which they hold their Bonds whether such intermediary applies different deadlines for any of the events specified above, and then to adhere to such deadlines if such deadlines are prior to the deadlines set out above.

All of the above dates are subject to earlier deadlines that may be set by the Clearing Systems or any intermediary.

DEFINITIONS

Capitalised terms used but not defined in this Solicitation Memorandum shall, unless the context otherwise requires, have the meanings set out in the Trust Deed and/or the Conditions. In addition, the following terms shall have the following meanings:

Accrued Interest Amount
The amount in cash, denominated in euro, equal to the interest deemed to have accrued from (and including) 28 January 2012 to (but excluding) the Settlement Date at a rate of 3 per cent. per annum of the Principal Redemption Amount, to be paid to Bondholders on a pro-rata basis as set out in – "The Proposals – Amendments and waivers to the terms and conditions of the Bonds".

Adjournment Instruction Deadline	The time which is 48 hours prior to the time and date fixed for any adjourned Meeting.

Amendment Condition	As defined in the section of this Solicitation Memorandum entitled "The Proposals – Amendment Condition and Settlement Date".

Amendment Date
The date on which the Supplemental Trust Deed and the Dividend Swap Amendment and Restatement Agreement is executed, expected to be 7 August 2012, as may be modified in any notice in relation to an adjourned Meeting relating thereto.

Approval Date
The date on which the Extraordinary Resolution as set out in the Notice of Meeting to the Bondholders dated 13 July 2012 (or in any notice in relation to an adjourned Meeting relating thereto) is duly passed.

Beneficial Owner
A person who is the owner of a particular principal amount of the Bonds and who holds such Bonds either as shown in the records of the Clearing Systems or in the records of any Direct Participant or in the records of any broker, dealer, commercial bank, trust company or other nominee or custodian who holds Bonds on such person's behalf and whose holding is shown in the records of a Direct Participant, as applicable.

Bondholder
Unless the context otherwise requires, references in this Solicitation Memorandum to "Bondholder" or "holder of Bonds" include (i) each person who is shown in the records of a Clearing System as a holder of the Bonds (also referred to as "Direct Participants" and each a "Direct Participant") (except that one Clearing System shall not be treated as the holder of Bonds held in the account of another Clearing System when holding on behalf of the first Clearing System's accountholders) and (ii) each Beneficial Owner.

Bondholder Meeting Provisions	The provisions for meetings of Bondholders set out in Schedule 3 of the Trust Deed.

Bonds
€224,000,000 3 per cent. Secured Guaranteed Exchangeable Bonds due 2015 guaranteed by Banco Comercial Português, S.A. acting through Sucursal Financeira Internacional and exchangeable into Exchange Property initially comprising Shares of Portugal Telecom, SGPS, S.A.

Business Day	A day other than a Saturday or a Sunday or a public holiday, on which commercial banks and foreign exchange markets are open for business in London.

Cash Account Release Amount	The amount in cash equal to the Redemption Proceeds, the Accrued Interest Amount and the Fees and Expenses Amount, amounting to up to €39,032,055.25 million.

Clearing Systems	Euroclear or Clearstream, Luxembourg, where the context permits, and each a "Clearing System".

Clearstream, Luxembourg	Clearstream Banking, société anonyme.

Conditions	The terms and conditions of the Bonds as set out in Schedule 4 of the Trust Deed.

Consent Solicitation	The solicitation of Instructions from Bondholders to the Proposals, which is described in this Solicitation Memorandum.

Dividend Swap Amendment and Restatement Agreement	The Dividend Swap Amendment and Restatement Agreement between the Issuer and Controlinveste to be dated on or about the Amendment Date in respect of amendments to the Dividend Swap.

Electronic Voting Instruction
The electronic voting and blocking instruction which must be submitted or delivered through the relevant Clearing System by each person (an "accountholder") who is shown in the records of such Clearing System as a holder of an interest in the Bonds instructing the relevant Clearing System that the vote(s) attributable to the Bonds the subject of such electronic voting instruction should be cast in respect of the Extraordinary Resolution (either for or against the Extraordinary Resolution), which instructions shall form part of a form of proxy to be issued by the Principal Paying, Transfer and Exchange Agent appointing the Tabulation Agent as its proxy in relation to the relevant Meeting.

Euroclear	Euroclear Bank S.A./N.V.

Expiration Time	5.00 p.m. (London time) on 3 August 2012.

Extraordinary Resolution
The extraordinary resolution to approve the Proposals in respect of the Bonds to be proposed and considered at the Meeting or any adjourned Meeting (as more particularly described herein in the Schedule titled "Form of Notice of Meeting").

Fees and Expenses Amount	An amount in cash up to €1,220,855.25, in respect of fees and expenses incurred by the parties in connection with the Proposals.

Instructions	Instructions from Bondholders to vote either in favour of or against the Extraordinary Resolution approving the Proposals.

Meeting
The meeting of the Bondholders to be held at 5.00 p.m. (London time) on 6 August 2012 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ, to consider and, if thought fit, pass the Extraordinary Resolution (as more particularly described herein in the Schedule titled "Form of Notice of Meeting".

New Interest Rate	2.75 per cent. per annum.

Notice of Meeting
The notice to be given to Bondholders or Beneficial Owners through Euroclear and Clearstream, Luxembourg setting out the Extraordinary Resolution in respect of the Bonds and convening a meeting of Bondholders to be held at 5.00 p.m. (London time) on 6 August 2012 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ.

Principal Paying, Transfer and Exchange Agent	Citibank, N.A., London Branch.

Principal Redemption Amount
The pro-rata redemption of 16.88 per cent., being €37,811,200, in aggregate principal amount of the Bonds to be effected by a pro-rata reduction in the principal amount and Authorised Denomination of each Bond from €50,000 per Bond to €41,560 per Bond representing the redemption of 16.88 per cent. of the principal amount of each Bond.

Proposals
The proposals relating to the Bonds contained in the section of this Solicitation Memorandum entitled "The Proposals", including the Extraordinary Resolution pursuant to which Bondholders are requested to consent to (i) certain amendments to the Conditions and the Trust Deed, (ii) the waiver of certain Conditions, (iii) the release of cash amounts from the Security and from the Cash Account, and (iv) authorisation of the Issuer and the Trustee to enter into the Supplemental Trust Deed and (in the case of the Issuer only) the Dividend Swap Amendment and Restatement Agreement, in each case to effect the Proposals.

Redemption Proceeds
€37,811,200, being an amount equal to the aggregate reduction in respect of the principal amount of the Bonds, to be paid to Bondholders on a pro-rata basis as set out in – "The Proposals – Amendments and waivers to the terms and conditions of the Bonds".

Settlement Date
The date on which the Redemption Proceeds and the Accrued Interest Amount are paid, such date to be announced by the Issuer on the Amendment Date and which is expected to be two days following the Amendment Date.

Solicitation Agents	Credit Suisse Securities (Europe) Limited ("Credit Suisse") and Banco Comercial Português, S.A. acting in its capacity as solicitation agent.

Supplemental Trust Deed
The supplemental trust deed in respect of the Bonds to be dated on or about the Amendment Date and which will be entered into to effect the amendments to the terms and conditions of the Bonds and the Trust Deed if the Extraordinary Resolution is passed.

Tabulation Agent	Citibank N.A., London Branch.

Trust Deed	The trust deed constituting the Bonds, as specified in the Notice of Meeting.

Trustee	Citicorp Trustee Company Limited.

Voting Instructions
Voting Instructions validly delivered by Bondholders to have their votes cast in favour of or against the Extraordinary Resolution at the Meeting (or any adjourned Meeting) in connection with the Extraordinary Resolution.

PROCEDURES IN CONNECTION WITH THE CONSENT SOLICITATION

1	Procedure for delivering Electronic Voting Instructions

(a)
A Bondholder wishing to participate in the Consent Solicitation must submit, or arrange to have submitted on its behalf, at or before the Expiration Time and before the deadlines set by the relevant Clearing System, for receipt by the Tabulation Agent, a duly completed Electronic Voting Instruction to the relevant Clearing System in accordance with the requirements of the relevant Clearing System and in the manner specified herein. Bondholders (who are not Direct Participants) should check with the bank, securities broker or any other intermediary through which they hold their Bonds whether such intermediary will apply different deadlines for participation to those set out in this Solicitation Memorandum and, if so, should follow those deadlines.

(b)
The submission to the Clearing Systems by a Direct Participant for itself or on behalf of a Beneficial Owner of a duly completed Electronic Voting Instruction in respect of the Proposals prior to the Expiration Time will be deemed to constitute delivery of Instructions by such Direct Participant or Beneficial Owner. Notwithstanding that Instructions will be delivered by each Direct Participant for itself or on behalf of each Beneficial Owner by means of an Electronic Voting Instruction, each Direct Participant or Beneficial Owner thereby agrees that such Electronic Voting Instruction in respect of the Proposals constitutes its written consent to or rejection of the Proposals which shall form part of a form of proxy to be issued by the Principal Paying, Transfer and Exchange Agent, appointing the Tabulation Agent as its proxy to attend, and to cast the votes corresponding to the Bonds which are the subject of the Electronic Voting Instruction in accordance therewith at, the Meeting (or any adjourned Meeting).

(c)
The delivery of Instructions by a Direct Participant or on behalf of a Beneficial Owner will be deemed to have occurred upon receipt by the Tabulation Agent of a valid Electronic Voting Instruction in respect of the Proposals in accordance with the requirements of such Clearing System. The receipt of such Electronic Voting Instruction by the Tabulation Agent (via the Clearing Systems) will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of Bonds in the relevant Clearing System so that no transfers may be effected in relation to such Bonds. The Tabulation Agent will, as soon as practicable following the Expiration Time, notify the Principal Paying, Transfer and Exchange Agent of the Electronic Voting Instructions received and the Principal Paying, Transfer and Exchange Agent will issue a form of proxy appointing the Tabulation Agent as its proxy in accordance with paragraph (b) above.

(d)
Direct Participants (who hold Bonds either directly or on behalf of Beneficial Owners) and, if applicable, Beneficial Owners, must take the appropriate steps through the relevant Clearing System to ensure that no transfers may be effected in relation to such blocked Bonds at any time after such date, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking its Bonds in the relevant Clearing System, each Direct Participant (who holds Bonds either directly or on behalf of a Beneficial Owner) will be deemed to consent to the relevant Clearing System providing details concerning such Direct Participant's identity to the Issuer, the Solicitation Agents, the Tabulation Agent and their respective legal advisers.

(e)	There are no guaranteed delivery procedures provided by the Issuer in connection with the Proposals.

(f)
Only Direct Participants may submit Electronic Voting Instructions. If a Beneficial Owner is not a Direct Participant, it must arrange for the Direct Participant through which it holds Bonds to submit an Electronic Voting Instruction on its behalf to the relevant Clearing System prior to the Expiration Time and the deadline specified by the relevant Clearing System which may be earlier than the Expiration Time.

(g)
Beneficial Owners of Bonds that are held in the name of a broker, dealer, bank, trust company or other nominee or custodian should contact such entity sufficiently in advance of the Expiration Time if they wish to submit Instructions or vote on the Extraordinary Resolution and procure that the Bonds are blocked in accordance with the normal procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

(h)
Electronic Voting Instructions may be revoked by a Direct Participant acting on its own account or on behalf of a Beneficial Owner prior to the Expiration Time by submitting an electronic withdrawal instruction to the relevant Clearing System.

(i)
By submitting (or, in the case of any Beneficial Owner, arranging for the submission of) a valid Electronic Voting Instruction to the relevant Clearing System in accordance with the standard procedures of the relevant Clearing System, Direct Participants and Beneficial Owners shall be deemed to make the acknowledgements, representations, warranties and undertakings set forth below to the Issuer, the Trustee, the Solicitation Agents, the Principal Paying, Transfer and Exchange Agent, the Guarantor and the Tabulation Agent at the date of such submission, at the Expiration Time and on the Meeting Date (if the relevant Direct Participant or Beneficial Owner is unable to give such representations, warranties and undertakings, such relevant Direct Participant acting on its own account or on behalf of such Beneficial Owner should contact a Solicitation Agent immediately).

2	Acknowledgements, Representations, Warranties and Undertakings

Each Direct Participant and any relevant Beneficial Owner acknowledges, represents, warrants and undertakes that:

(a)	It has received, reviewed and accepts the terms of this Solicitation Memorandum.

(b)
It is assuming all the risks inherent in participating in the Consent Solicitation and has undertaken all the appropriate analyses of the implications of the Consent Solicitation without reliance on the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent, the Guarantor or the Tabulation Agent.

(c)
It has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required Instructions, complied with all requisite formalities and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any vote in favour of, vote against, or acceptance of the Proposals, in any jurisdiction and that it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with any votes in favour or votes against or the Proposals.

(d)	It has full power and authority to vote in the Meeting (or any adjourned Meeting).

(e)	Each Electronic Voting Instruction is made on the terms and conditions set out in this Solicitation Memorandum.

(f)
Each Electronic Voting Instruction is being submitted in compliance with the applicable laws or regulations of the jurisdiction in which the Direct Participant or Beneficial Owner is located or in which it is resident and no registration, approval or filing with any regulatory authority of such jurisdiction is required in connection with each such instruction.

(g)
By blocking Bonds in the relevant Clearing System, it will be deemed to consent to the relevant Clearing System providing details concerning such Direct Participant's identity to the Issuer, the Trustee, the Solicitation Agents, the Tabulation Agent and their respective legal advisers.

(h)
Any Instructions delivered by it in respect of the Proposals are made upon the terms and subject to the conditions of the Consent Solicitation and by delivery of an Electronic Voting Instruction in respect of the Proposals. It acknowledges that the submission of a valid Electronic Voting Instruction in respect of the Proposals to the relevant Clearing System and/or the Tabulation Agent, as applicable, in accordance with the standard procedures of the relevant Clearing System constitutes its written consent to the Proposals and instruction to the Principal Paying, Transfer and Exchange Agent to issue a form of proxy appointing the Tabulation Agent as proxy to attend, and to cast the votes corresponding to the Bonds which are the subject of the Electronic Voting Instructions in respect of the Extraordinary Resolution implementing the Proposals at the Meeting (or any adjourned Meeting).

(i)
It agrees to ratify and confirm each and every act or thing that may be done or effected by the Issuer, any of their respective directors or any person nominated by the Issuer in the proper exercise of his or her powers and/or authority hereunder.

(j)
It agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by the Issuer to be desirable, in each case to perfect any of the authorities expressed to be given hereunder.

(k)
It will, upon request, execute and deliver any additional documents and/or do such other things deemed by the Issuer to be necessary or desirable to effect delivery of the Instructions related to such Bonds or to evidence such power and authority.

(l)
It holds and will hold, until the conclusion of the Meeting or any adjourned Meeting, as the case may be, the Bonds the subject of the Electronic Voting Instruction, blocked in the relevant Clearing System and, in accordance with the requirements of the relevant Clearing System and by the deadline required by the relevant Clearing System, it has submitted, or has caused to be submitted, an Electronic Voting Instruction to the relevant Clearing System, as the case may be, to authorise the blocking of such Bonds with effect on and from the date thereof so that no transfers of such Bonds may be effected.

(m)
It acknowledges that none of the Issuer, the Solicitation Agents, the Tabulation Agent, the Principal Paying, Transfer and Exchange Agent, the Guarantor and the Trustee or any of their respective affiliates, directors or employees has made any recommendation as to whether to vote in favour of or against (or how to vote in respect of) the Extraordinary Resolution and it represents that it has made its own decision with regard to voting in favour of or against the Extraordinary Resolution, based on any legal, tax or financial advice that it has deemed necessary to seek.

(n)
It acknowledges that all authority conferred or agreed to be conferred pursuant to these acknowledgements, representations, warranties and undertakings and every obligation of the Bondholder offering to vote in favour of or against the Extraordinary Resolution shall to the extent permitted by applicable law be binding upon the successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives of the Bondholder voting in favour of or against the Extraordinary Resolution and shall not be affected by, and shall survive, the death or incapacity of the Bondholder voting in favour of or against the Extraordinary Resolution, as the case may be.

(o)
It acknowledges that no information has been provided to it by the Issuer, the Solicitation Agents, the Tabulation Agent, the Principal Paying, Transfer and Exchange Agent, the Guarantor, the Trustee or any of their respective affiliates, directors or employees with regard to the tax consequences to Bondholders or beneficial owners of the Bonds arising from the receipt of the Redemption Proceeds (as described herein) and hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Solicitation Agents, the Tabulation Agent, the Principal Paying, Transfer and Exchange Agent, the Guarantor, the Trustee or any of their affiliates, directors or employees or any other person in respect of such taxes and payments.

(p)	It is not a person from whom it is unlawful to seek approval of the Proposals.

(q)
The terms and conditions of the Consent Solicitation shall be deemed to be incorporated in, and form a part of, the Electronic Voting Instruction which shall be read and construed accordingly and that the information given by or on behalf of such Bondholder in the Electronic Voting Instruction is true and will be true in all respects at the time of the Meeting or any adjourned Meeting.

(r)
By delivering an Electronic Voting Instruction, each Direct Participant or Beneficial Owner is deemed to represent and warrant to the Issuer, the Solicitation Agents, the Tabulation Agent, the Principal Paying, Transfer and Exchange Agent, the Guarantor and the Trustee that the beneficial owner of the Bonds is located outside the United States and its vote on the Extraordinary Resolution will be submitted from outside the United States or if the Beneficial Owner of the Bonds is located in the United States, such Beneficial Owner or Direct Participant on its behalf has contacted the Tabulation Agent to inform it as to whether (a) the beneficial owner of the Bonds is located in the United States and is a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Securities Act or an institutional accredited investor ("IAI") as defined in Rule 501(a) of the Securities Act or (b) it has otherwise contacted the Tabulation Agent to inform it that it is unable to make the representation in (a) above and have provided it details of its location and investor status.

3	Additional terms of the Consent Solicitation

(a)
Save as otherwise provided herein, any notice or announcement given to a Bondholder in connection with the Consent Solicitation will be deemed to have been duly given if delivered to the Tabulation Agent for onward transmission to the Clearing Systems (and in accordance with the rules and regulations of any stock exchange on which the Bonds are listed).

(b)
Each Bondholder submitting, or (if such Bondholder is not a Direct Participant, arranging for submission of), an Electronic Voting Instruction in accordance with its terms shall be deemed to have agreed to indemnify, and hold harmless on an after tax basis, the Issuer, the Solicitation Agents, the Tabulation Agent, the Principal Paying, Transfer and Exchange Agent, the Guarantor, the Trustee and any of their respective affiliates, directors or employees against all and any losses, costs, fees, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, such vote in favour or against by such Bondholder.

(c)
If any Electronic Voting Instruction or other communication (whether electronic or otherwise) addressed to the Issuer or the Tabulation Agent is communicated on behalf of a Bondholder (by an attorney-in-fact, custodian, trustee, administrator, director or officer of a corporation or any other person acting in a fiduciary or representative capacity (other than a Direct Participation in its capacity as such)) that fact must be indicated in the relevant communication, and a power of attorney or other form of authority, in a form satisfactory to the Issuer, must be delivered to the Tabulation Agent by the Expiration Time. Failure to submit such evidence as aforesaid may result in rejection of the acceptance. Neither the Issuer nor the Tabulation Agent shall have any responsibility to check the genuineness of any such power of attorney or other form of authority so delivered and may conclusively rely on, and shall be protected in acting in reliance upon, any such power of attorney or other form of authority.

4	Responsibility for Delivery of Electronic Voting Instructions

(a)
None of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent, the Guarantor or the Tabulation Agent will be responsible for the communication of Electronic Voting Instructions by:

•	Beneficial Owners to the Direct Participants or any other custodian or intermediary through which they hold Bonds;

•	the Direct Participant to the relevant Clearing System; or

•	the Clearing Systems.

(b)
If a Beneficial Owner holds its Bonds through another Direct Participant, custodian or intermediary, such Beneficial Owner should contact that Direct Participant, custodian or intermediary to discuss the manner in which transmission of the Electronic Voting Instruction may be made on its behalf.

(c)
In the event that the Direct Participant through which a Beneficial Owner holds its Bonds is unable to submit an Electronic Voting Instruction on its behalf, such Beneficial Owner should contact the Solicitation Agents or the Tabulation Agent for assistance.

(d)	Direct Participants are solely responsible for arranging the timely delivery of their Electronic Voting Instructions.

(e)
If a Beneficial Owner submits instructions in respect of its Bonds through another Bondholder, such Beneficial Owner should consult with that Bondholder as to whether it will charge any service fees in connection with the participation in the Consent Solicitation.

5	Withdrawal Rights

(a)
Subject to applicable law and the provisions of Schedule 3 of the Trust Deed and subject as provided herein, Electronic Voting Instructions may be revoked by Bondholders prior to the Expiration Time or otherwise in the limited circumstances as more particularly described herein under the heading "Procedures in connection with the Consent Solicitation – Amendments" by submitting (or procuring the submission of) an electronic withdrawal instruction to the relevant Clearing System.

(b)
Beneficial Owners who are not also Direct Participants are advised to check with the bank, securities broker or any other intermediary through which they hold their Bonds whether such intermediary would require receiving instructions to participate in, or withdraw their instruction to participate in, the Consent Solicitation prior to the deadlines set out in this Solicitation Memorandum (also refer to "Procedure for delivering Electronic Voting Instructions" above).

6	Irregularities

All questions as to the validity, form and eligibility (including the time of receipt) of any Electronic Voting Instruction or revocation or revision thereof or delivery of Electronic Voting Instructions will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Electronic Voting Instructions not in a form which is, in the opinion of the Issuer, lawful. The Issuer also reserves the absolute right to waive defects in Electronic Voting Instructions with regard to any Bonds. None of the Issuer, the Solicitation Agents, the Trustee, the Guarantor or the Tabulation Agent shall be under any duty to give notice to Bondholders of any irregularities in Electronic Voting Instructions; nor shall any of them incur any liability for failure to give notification of any material amendments to the terms and conditions of the Consent Solicitation.

7	Amendments

(a)
Subject to applicable law and as provided herein, the Issuer may, in its sole discretion, amend the terms of or withdraw the Consent Solicitation (save for the terms of the Extraordinary Resolution, the Expiration Time and the satisfaction of the Amendment Condition) at any time up to the Expiration Time. Notice will be given to Bondholders by the Tabulation Agent (on behalf of the Issuer) if the terms of the Consent Solicitation are amended. If the Issuer amends the terms of the Consent Solicitation or makes a new invitation to Bondholders to vote in favour of or against the Extraordinary Resolution on different terms which, in the opinion of the Issuer, are materially less beneficial for Bondholders (considered as a class), then the Issuer will extend the Consent Solicitation for a period deemed by the Issuer to be adequate, acting in accordance with applicable law and subject to the provisions of Schedule 3 of the Trust Deed, to permit Bondholders to deliver or revoke their Electronic Voting Instruction in respect of such votes and such Bondholders shall thereupon be entitled, for the period so determined by the Issuer to be appropriate, acting in accordance with applicable law, to withdraw any Electronic Voting Instruction given by them in accordance with the procedure set out in paragraph 5 above. When considering whether a matter is, or is not, materially less beneficial for Bondholders, the Issuer shall not be obliged to have regard to the individual circumstances of particular Bondholders.

(b)
Unless revoked in accordance with the terms of the Consent Solicitation, any Electronic Voting Instruction submitted before the Consent Solicitation is amended or extended will be valid and binding in respect of any such amended or extended Consent Solicitation.

8	Participation by the Solicitation Agents and Tabulation Agent

The Issuer has retained Credit Suisse Securities (Europe) Limited and Banco Comercial Português S.A. to act as Solicitation Agents for the Consent Solicitation and Citibank, N.A. to act as Tabulation Agent. The Issuer has entered into a Solicitation Agency Agreement with the Solicitation Agents which contains provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Consent Solicitation.

The Solicitation Agents and their respective affiliates may contact Bondholders regarding the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum and related materials to Bondholders.

None of the Solicitation Agents, the Tabulation Agent or any of their respective directors, employees or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Issuer, Controlinveste, the Guarantor, any of their respective affiliates, or the Consent Solicitation or for any failure by the Issuer, Controlinveste or the Guarantor to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Solicitation Agents may (i) submit Electronic Voting Instructions for their own account and (ii) submit Electronic Voting Instructions or otherwise vote in relation to the Consent Solicitation on behalf of other Bondholders. If the Solicitation Agents and/or their affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Bonds.

The Solicitation Agents and their respective affiliates have provided and may continue to provide certain investment banking services to the Issuer, Controlinveste and the Guarantor for which they have received and may receive compensation that is customary for services of such nature.

None of the Solicitation Agents, the Tabulation Agent, the Issuer, Controlinveste, the Guarantor, the Trustee or any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Extraordinary Resolution.

The Tabulation Agent is the agent of the Issuer and owes no duty to any Bondholders.

9	Risk Factors

Blocking of Bonds

Following the submission of an Electronic Voting Instruction, the Bonds which are the subject of such instructions will be blocked from trading by the relevant Clearing System until the earliest of the Approval Date, the conclusion of the Meeting (or any adjourned Meeting) and the date upon which a Bondholder becomes entitled to withdraw, and does withdraw, its Electronic Voting Instruction, in the circumstances set out under the heading "Withdrawal Rights" above. A Bondholder will only be able to withdraw its Electronic Voting Instruction in favour or against of the Extraordinary Resolution in the limited circumstances set out under the headings "Withdrawal Rights" and "Amendments" above.

Responsibility for complying with the procedures of the Consent Solicitation

Bondholders are solely responsible for complying with all of the procedures for submitting Electronic Voting Instructions. None of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent, the Guarantor or the Tabulation Agent assumes any responsibility for informing Bondholders of irregularities with respect to Electronic Voting Instructions.

Responsibility for information on the Issuer and the Bonds

Bondholders are responsible for independently investigating the position of the Issuer and the nature of the Bonds and the amendments proposed thereto. None of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent, the Guarantor or the Tabulation Agent assumes any responsibility for informing Bondholders as to the position of the Issuer, and/or the nature of the Bonds and the amendments proposed thereto in connection with this Solicitation Memorandum.

10	Governing Law and Jurisdiction

The terms of the Consent Solicitation, including without limitation each Electronic Voting Instruction and any non-contractual obligations arising out of or in connection with the Consent Solicitation shall be governed by and construed in accordance with English law. By submitting an Electronic Voting Instruction a Bondholder (and, if applicable, any Beneficial Owner of the relevant Bonds who holds such Bonds through another Bondholder) irrevocably and unconditionally agrees for the benefit of the Issuer, the Solicitation Agents, the Trustee, the Principal Paying, Transfer and Exchange Agent, the Guarantor and the Tabulation Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Consent Solicitation or any of the documents referred to above or any non-contractual obligations arising out of or in connection with the Consent Solicitation or such documents and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

11	Miscellaneous

Bondholders who need assistance with respect to the procedures for participating in the Consent Solicitation should contact the Tabulation Agent, the contact details for whom appear on the front and back covers of this Solicitation Memorandum.

12	Announcements

If the Issuer is required to make an announcement relating to an extension of the Expiration Time, an amendment, withdrawal or termination of the Consent Solicitation, any such announcement will be made in accordance with all applicable rules and regulations via (i) notices to the Clearing Systems for communication to Bondholders and (ii) the issue of a press release and/or (iii) Reuters page IIIA. The Issuer will make any such announcement as promptly as practicable and, in the case of an extension or acceptance, no later than 9.00 a.m. (London time), on the Business Day after the previously scheduled Expiration Time.

TAXATION

In view of the number of different jurisdictions where tax laws may apply to a Bondholder, this Solicitation Memorandum does not discuss the tax consequences to Bondholders or Beneficial Owners of the Consent Solicitation or the receipt of the Redemption Proceeds pursuant to the Consent Solicitation. Each Bondholder is urged to consult its own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to it or to its receipt of the relevant Redemption Proceeds. Each Bondholder is liable for its own taxes and has no recourse to the Issuer, the Solicitation Agents, the Guarantor or the Tabulation Agent or the Trustee with respect to taxes arising in connection with the Consent Solicitation.

SCHEDULE

FORM OF NOTICE OF MEETING

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF YOU ARE IN THE UNITED KINGDOM) OR ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT PROFESSIONAL ADVISER.

THIS NOTICE DOES NOT CONSTITUTE AN OFFER FOR SALE OF SECURITIES AND IS BEING FORWARDED TO U.S. PERSONS SOLELY IN THEIR CAPACITY AS BONDHOLDERS (AS DEFINED BELOW) IN CONNECTION WITH THE MEETING (AS DEFINED BELOW). THIS DOES NOT AFFECT THE RIGHT OF BONDHOLDERS TO APPOINT A PROXY TO ATTEND AND VOTE AT THE MEETING IN ACCORDANCE WITH THE APPLICABLE LEGAL AND CONTRACTUAL PROVISIONS.

THIS NOTICE IS MADE TO HOLDERS OF SECURITIES OF A NON-U.S. COMPANY. THE NOTICE IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE THE ISSUER AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT'S JUDGMENT.

THE ISSUER MAY BE RELYING ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") PROVIDED BY RULE 802 THEREUNDER AND, ACCORDINGLY, NEITHER THE CONSENT SOLICITATION DESCRIBED IN THE SOLICITATION MEMORANDUM (AS DEFINED BELOW) NOR ANY OFFER OF BONDS (AS DEFINED BELOW) HAVE BEEN OR WILL BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR THE JURISDICTION OF THE UNITED STATES.

NOTICE OF MEETING

To each of the holders of the Bonds (the "Bondholders") of

Controlinveste International Finance
(incorporated under the laws of Luxembourg as a public limited liability company (société anonyme), with registered office at 37 rue d'Anvers, L-1130 Luxembourg)
with respect to the
€224,000,000 3 per cent. Secured Guaranteed Secured Exchangeable Bonds due 2015
(the "Bonds")
of
Controlinveste International Finance (the "Issuer")
and guaranteed by
Banco Comercial Português, S.A. acting through Sucursal Financeira Internacional and exchangeable into Exchange Property initially comprising Shares of Portugal Telecom, SGPS, S.A.

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 3 to the Trust Deed (as defined below) constituting the Bonds and made between the Issuer and Citicorp Trustee Company Limited as trustee for the Bondholders (the "Trustee"), a meeting (the "Meeting") of the Bondholders convened by Controlinveste International Finance (the "Issuer") will be held on 6 August 2012 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ at 5.00 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Trust Deed or, as applicable, the Solicitation Memorandum prepared by the Issuer and dated 13 July 2012 (the "Solicitation Memorandum").

EXTRAORDINARY RESOLUTION

"THAT THIS MEETING (the "Meeting") of the holders (the "Bondholders") of the €224,000,000 3 per cent. Secured Guaranteed Exchangeable Bonds due 2015 guaranteed by Banco Comercial Português, S.A. acting through Sucursal Financeira International and exchangeable into Exchange Property which initially comprised shares of Portugal Telecom, SGPS, S.A. issued on 28 January 2010 (the "Bonds") by Controlinveste International Finance (the "Issuer") and constituted by a trust deed dated 28 January 2010 (the "Trust Deed") between the Issuer and Citicorp Trustee Company Limited (the "Trustee"), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	sanctions and approves the proposals (the "Proposals") to which this Extraordinary Resolution relates, which are defined and described in the Solicitation Memorandum;

(2)	assents to (and authorises, directs, requests and empowers the Trustee to consent to):

(a)	modify the Conditions as follows:

(I)
the decrease of the rate of interest in respect of the Bonds as provided in Condition 7 from 3 per cent. per annum to the New Interest Rate (as defined in the Solicitation Memorandum) from (and including,) the Interest Payment Date falling on 28 January 2013;

(II)
the pro-rata redemption of 16.88 per cent., being €37,811,200, in aggregate principal amount of the Bonds to be effected by a pro-rata reduction in the principal amount and Authorised Denomination of each Bond from €50,000 per Bond to €41,560 per Bond (representing the redemption of 16.88 per cent. of the principal amount of each Bond); and

(III)	the deletion in its entirety of the current definition of "Dividend Swap" from Condition 6 and its replacement with the following new definition:

""Dividend Swap" means the dividend swap dated 28 January 2010 and amended with effect from the Amendment Date between the Issuer and Controlinveste pursuant to which the Issuer has agreed to pay to Controlinveste amounts ("Party B Interim Exchange Amounts") equal to any Retained Distribution Amounts received by the Issuer in any Relevant Year (except in respect of any Cash Dividends paid on or after 28 January 2014) and Controlinveste has agreed to pay to the Issuer amounts (the "Party A Fixed Amounts") equal to the amount of interest payable under these Conditions on the relevant Bond Interest Payment Date, but excluding any interest payable on the Interest Payment Date falling on the Maturity Date;"

The modifications in subparagraphs (I) and (II) above shall be conditional on the satisfaction of the Amendment Condition and such Amendment Condition may not be waived by the Issuer;

(b)	the waiver of:

(I)
Condition 3(b)(1)(xii) to permit the amendment of certain of the Transaction Documents, and consent to any variation of, or exercise of any powers of consent or waiver pursuant to such Transaction Documents, or permit a party to such Transaction Documents, or any other person, whose obligations form part of the Security to be released from such obligations to effect the Proposals; and

(II)
Condition 3(b)(1)(xii), to permit the amendment of the Dividend Swap to (i) provide for the payment by Controlinveste of an amount in EUR equal to the Accrued Interest Amount, prior to the Settlement Date; and (ii) to modify the definition of Party B Interim Exchange Amount so that it is an amount in EUR equal to any Cash Dividends received by Party B (as defined in the Dividend Swap), if and to the extent that such Cash Dividends do not constitute a Capital Distribution, as more fully described in the Dividend Swap Amendment and Restatement Agreement; and

(c)	the authorisation of:

(I)
the Issuer and the Trustee to (i) permit the release from the Security of, and (ii) direct the Custodian Bank to release from the Cash Account, an amount in cash equal to the Cash Account Release Amount;

(II)
the Issuer to enter into the Dividend Swap Amendment and Restatement Agreement in order to effect the amendments to the Dividend Swap, and the Supplemental Trust Deed in order to effect the Proposals; and

(III)	the Trustee to enter into the Supplemental Trust Deed to effect the Proposals; and

(3)
authorises, sanctions, directs, requests, instructs, empowers and ratifies the Trustee to concur with and execute the amendments and provisions referred to in paragraphs (1) and (2) of this Extraordinary Resolution and the other amendments, to the Trust Deed and the Conditions set out in the draft supplemental trust deed in the form of the draft produced to this Meeting (the "Supplemental Trust Deed") in order to give effect to and to implement such modifications, on or shortly after the passing of this Extraordinary Resolution, subject to it being indemnified and/or secured and/or prefunded to its satisfaction, to execute the Supplemental Trust Deed in the form of the drafts produced to this Meeting and signed by the chairman of this Meeting for the purpose of identification, with such amendments (if any) thereto as the Trustee may deem appropriate in its absolute discretion;

(4)	authorises, sanctions, directs, requests, instructs, empowers and ratifies the Trustee to enter into a waiver letter to effect the waiver specified in 2(b) above;

(5)
holds harmless, discharges and exonerates the Trustee from and against all liability for which it may have become or may become liable under the Trust Deed or the Bonds in respect of any act or omission including without limitation in connection with this Extraordinary Resolution or its implementation, such modifications or the implementation of those modifications; and

(6)
sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the Proposals, this Extraordinary Resolution or their implementation and/or the amendments and modifications to the Trust Deed or their implementation (in the manner set out in the draft Supplemental Trust Deed).

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed, or as applicable, the Solicitation Memorandum prepared by the Issuer and dated 13 July 2012".

The Issuer has convened the Meeting for the purpose of enabling Bondholders to consider the proposals set out in the Solicitation Memorandum and, if they think fit, to pass the Extraordinary Resolution set out above.

Documents Available for Inspection

Bondholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, obtain copies of the documents set out below at the specified office of the Tabulation Agent set out below and at the registered office of the Issuer being 37, rue d'Anvers, L-1130 Luxembourg.

Documents available:

•	the Trust Deed dated 28 January 2010;

•	the Paying, Transfer and Exchange Agency Agreement dated 28 January 2010;

•	the Deed of Guarantee dated 28 January 2010;

•	the Pledge Agreement dated 28 January 2010;

•	the Dividend Swap Agreement dated 28 January 2010;

•	a draft (subject to non-material modification) of the Dividend Swap Amendment and Restatement Agreement;

•	a draft (subject to non-material modification) of the Supplemental Trust Deed; and

•	the Solicitation Memorandum dated 13 July 2012.

General

The attention of Bondholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in "Voting and Quorum" below. Having regard to such requirements, Bondholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

None of Credit Suisse Securities (Europe) Limited or Banco Comercial, Português, S.A. (the "Solicitation Agents") expresses any view as to the merits of the Proposals or the Extraordinary Resolution. None of the Solicitation Agents have been involved in negotiating the Proposals or the Extraordinary Resolution and none of them make a representation that all relevant information has been disclosed to the Bondholders in or pursuant to the Notice of Meeting. Accordingly, each Solicitation Agent recommends that Bondholders who are unsure of the impact of the Proposals and the Extraordinary Resolution should seek their own independent financial, legal and tax advice, as appropriate.

The Issuer will bear certain legal, accounting and other professional fees and expenses associated with the Proposals, as more particularly agreed with the Solicitation Agents.

In accordance with normal practice, the Trustee has not been involved in the formulation of the Proposals outlined in the Solicitation Memorandum and the Trustee expresses no opinion on the merits of the Proposals or the Extraordinary Resolution but on the basis of the information contained in the Solicitation Memorandum has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Bondholders for their consideration. The Trustee recommends that Bondholders who are unsure of the impact of the Proposals and the Extraordinary Resolution should take their own independent financial, legal and tax advice on the merits and on the consequences of voting in favour of or against the Extraordinary Resolution. The Trustee is not responsible for the accuracy, completeness, validity or correctness of the statements made in the Solicitation Memorandum or omissions therefrom.

Voting and Quorum

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 3 to the Trust Deed, copies of which are available for inspection as referred to above.

Each person (a "Beneficial Owner") who is the owner of a particular principal amount of the Bonds, other than the accountholders ("Accountholders") as shown in the records of Euroclear or Clearstream, Luxembourg, should note that such person will not be an Accountholder for the purposes of this Notice of Meeting and will only be entitled to attend and vote at the Meeting or to appoint a proxy to do so in accordance with the procedures set out below.

Any Accountholder (directly or on behalf of Beneficial Owners) who has submitted Electronic Voting Instructions, as applicable, to the Clearing Systems no later than 48 hours before the time appointed for the Meeting in accordance with the procedures set out in the Solicitation Memorandum need not take any further action in relation to voting at the Meeting in respect of the Extraordinary Resolution. By submitting or delivering a duly completed Electronic Voting Instruction to the relevant Clearing Systems, the relevant Accountholder instructs the Principal Paying, Transfer and Exchange Agent to appoint the Tabulation Agent as proxy to attend and vote at the Meeting in favour or against of the Extraordinary Resolution.

The following paragraphs (1) and (2) apply only to Accountholders or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of Electronic Voting Instructions to the relevant Clearing System in accordance with the terms of the Solicitation Memorandum.

(1)
An Accountholder or Beneficial Owner wishing to attend and vote at the Meeting in person must produce at the Meeting either the Bond(s), or a valid form of proxy issued by a Principal Paying, Transfer and Exchange Agent relating to the Bond(s) or a document (in the case of a holder of a Bond which is a corporation) appointing such person as a representative of any such holder in respect of which he wishes to vote. An Accountholder not wishing to attend and vote at the Meeting in person may either deliver his Bond(s) or form of proxy or a document (in the case of an Accountholder which is a corporation) appointing such person as representative of any such holder or Beneficial Owner to the person whom he wishes to attend on his behalf or give a form of proxy (in a form obtainable from the specified offices of the Principal Paying, Transfer and Exchange Agents set out below) instructing the Principal Paying, Transfer and Exchange Agent to appoint a proxy to attend and vote at the Meeting in accordance with his instructions.

(2)
Bonds may be deposited with any Principal Paying, Transfer and Exchange Agent or held (to such Principal Paying, Transfer and Exchange Agent's satisfaction) to the order of such Principal Paying, Transfer and Exchange Agent or under such Principal Paying, Transfer and Exchange Agent's control or blocked in an account with a clearing system for the purpose of obtaining forms of proxy, not later than 48 hours before the time appointed for holding the Meeting (or, if applicable, any adjournment of such Meeting) or appointing representatives in respect of the relative Meeting. Bonds so deposited or held will not be released until the earlier of the conclusion of the Meeting (or, if applicable, any adjournment of such Meeting) specified in the form(s) of proxy or the surrender of the form(s) of proxy to the Principal Paying, Transfer and Exchange Agent which issued it.

The Extraordinary Resolution may only be considered at the Meeting if the Meeting is quorate. The Meeting will be quorate if at least two or more persons is or are present at the Meeting holding Bonds or being proxies or representatives who hold(s) or represent(s) the requisite principal amount of outstanding Bonds for the quorum requirement (as set out below across from "Original Meeting"). If the Meeting is not quorate, it will be adjourned to a later time and date. When the Meeting resumes following adjournment, the Trust Deed makes provision for a lower quorum requirement (as set out below across from "Adjourned Meeting").

If within 15 minutes from the time fixed for the Meeting, a quorum is not present, the Meeting shall be adjourned to such date and to such place, not being less than 14 clear days nor more than 42 clear days, as may be appointed by the chairman of the Meeting either at or after the Meeting.

The quorum requirement is as follows:

Meeting	Quorum Requirement

Original Meeting
Two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in principal amount of the Bonds for the time being outstanding.

Adjourned Meeting
Two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Bonds for the time being outstanding.

Every question submitted to the Meeting will be decided in the first instance by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding of the Bonds). On a show of hands every person who is present in person and who is holding Bonds or is a proxy or representative shall have one vote.

On a poll every person who is so present shall have one vote for each €50,000 in principal amount of Bonds for the time being outstanding held in respect of which he is proxy or representative.

In case of equality of votes the chairman shall, both on a show of hands and on a poll, have a casting vote in addition to any other votes that he may have as a holder of Bonds or as a proxy or representative.

Votes in favour of the Extraordinary Resolution must represent a majority of the votes cast consisting of not less than 75 per cent. of the votes cast on such poll, for the Extraordinary Resolution to be duly passed.

(1)
If passed, the Extraordinary Resolution will be binding upon all Bondholders, whether or not they were present or represented at the Meeting and whether or not they voted at the Meeting. This notice, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

(2)	Notice of the result of the Meeting will be given to Bondholders in accordance with the provisions of the Trust Deed.

(3)	Bondholders whose Bonds are held by Clearstream, Luxembourg or Euroclear should contact the following for further information:

Clearstream, Luxembourg:	Corporate Action (CIE) Department Tel: (Luxembourg) +352 24 33 8070, Fax: +352 24 36 8070

Euroclear:	Custody Operations Department Tel: (Brussels) +322 224 4245, Fax: +322 224 1459

(4)
The Solicitation Agents for the Proposals are:

Banco Comercial Português, S.A.
Avenida José Malhoa, no. 27, 1o
1099-010 Lisbon
Portugal
Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom

(5)	The Tabulation Agent with respect to the Proposals is: Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

(6)	The Principal Paying, Transfer and Exchange Agent with respect to the Bonds is as follows: Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

This notice is given by:

CONTROLINVESTE INTERNATIONAL FINANCE

13 July 2012

THE ISSUER Controlinveste International Finance 37, Rue D'anvers L-1130 Luxembourg Grand-Duché du Luxembourg
LEGAL ADVISERS TO THE ISSUER
as to English law	as to Luxembourg law	as to Portuguese law	as to United States law
CMS Cameron McKenna LLP 160 Aldersgate Street London EC1A 4DD United Kingdom	Wildgen – Partners in Law 69, Boulevard de la Pétrusse L-2320 Luxembourg	Serra Lopes, Cortes Martins & Associados, RL Rua General Firmino Miguel, n.o 3 (torre 2), 12.o 1600-100 Lisboa Portugal	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ United Kingdom

LEGAL ADVISERS TO THE SOLICITATION AGENTS AND THE TRUSTEE
Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom

TRUSTEE
Citicorp Trustee Company Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

TABULATION AGENT
Citibank N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom E-Mail: exchange.gats@citi.com Attention: Exchange Team Tel: +44 (0)20 7508 3867

Any questions or requests for assistance or additional copies of this Solicitation Memorandum may be directed to the Tabulation Agent.

SOLICITATION AGENTS
Banco Comercial Português, S.A. Avenida José Malhoa, no. 27, 1o 1099-010 Lisbon Portugal E-Mail: dmc.rf@millenniumbcp.pt Attention: Debt Capital Markets Desk Tel: +351 21 721 31 20	Credit Suisse Securities (Europe) Limited One Cabot Square London E14 4QJ United Kingdom E-Mail: liability.management@credit-suisse.com Attention: Liability Management Desk Tel: +44 (0)20 7883 8763